                                WARRANT AGREEMENT

         AGREEMENT, dated as of this    day of         , 2000, by and between
Activeworlds.com, Inc., a Delaware corporation (the "Company"), and         , as
Warrant Agent (the "Warrant Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -
         WHEREAS, in connection with a public offering of 1,200,000 units (the "Units"), each Unit consisting of one share of common stock, par value $.001 per share ("Common Stock"), and a Series B Redeemable Common Stock Purchase Warrant (collectively, the "Warrants") to purchase one share of Common Stock, pursuant to an underwriting agreement (the "Underwriting Agreement") dated as of , 2000, between the Company and the several underwriters named therein of which HD Brous & Co., Inc. ("Brous") Solid ISG Capital Markets, LLC ("Solid ISG") and First Colonial Securities, Inc. ("First Colonial") are the representatives (the "Representatives"), the Company may issue Warrants to purchase up to One Million Two Hundred Thousand (1,200,000) shares of Common Stock; and
         WHEREAS, in connection with the issuance, pursuant to the Underwriting Agreement, to the Representatives and their designees of options (the "Unit Purchase Options" and each a "Unit Purchase Option") to purchase up to one hundred twenty thousand (120,000) Units, the Company may issue Warrants to purchase up to one hundred twenty thousand (120,000) shares of Common Stock; and
         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, as hereinafter defined, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;
         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:
               1. Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context shall otherwise require:
                  (a) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date of this Agreement
at                       .
                  (b) "Effective Date" shall mean the date that the Registration Statement is declared effective by the Securities and Exchange Commission (the "Commission").

                  (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the Purchase Price; provided, however, that, subject to Paragraph 4 of this Agreement, if payment shall be made by personal or corporate check, the exercise of the Warrant shall not be effective until the Warrant Agent shall be satisfied that the check shall have cleared; provided, further, that if such payment is made prior to the Warrant Expiration Date or the expiration of a period during which a reduced Purchase Price is in effect pursuant to Paragraph 9(f) of this Agreement and the check shall not have cleared until after the Warrant Expiration Date or such other date, then the Warrant shall be deemed to have been exercised immediately prior to 5:00 P.M. New York City time on the Warrant Expiration Date.
                  (d) "Purchase Price" shall mean the purchase price per share to be paid upon exercise of each Warrant in accordance with the terms hereof,
which price shall be and /100 dollars ($   ) per share for the Warrants, subject
to adjustment from time to time pursuant to the provisions of Paragraph 9 of this Agreement.
                  (e) "Redemption Price" shall mean the price at which the Company may, at its option, redeem the Warrants, in accordance with the terms of this Agreement, which price shall be ten cents ($.10) per Warrant. The Redemption Price shall not be subject to adjustment pursuant to this Agreement.
                  (f) "Registration Statement" shall mean the Company's registration statement on Form SB-2, File No. 333-85095, which was declared
effective by the Commission on           , 2000.
                  (g) "Registered Holder" shall mean, as to any Warrant and as of any particular date, the person in whose name the certificate representing the Warrant shall be registered on that date on the books maintained by the Warrant Agent pursuant to Paragraph 6 of this Agreement.
                  (h) "Transfer Agent" shall mean           , as the Company's
transfer agent, or its authorized successor, as such.
                  (i) "Warrant Certificate" shall mean the certificate for the Warrants in the form attached as Exhibit A to this Agreement.
                  (j) "Warrant Expiration Date" shall mean 5:00 P.M. New York
City time on the first to occur of (i)          , 2005, or (ii) the business day
immediately preceding the Redemption Date, as defined in Paragraph 8(c) of this Agreement; provided, that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, the Warrant Expiration Date shall be the next day which is not such a date. Upon notice to all warrant holders the Company shall have the right to extend the Warrant Expiration Date.
                  (k) "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants.
               2. Warrants and Issuance of Warrants Certificates.
                  (a) Each Warrant initially shall entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase, upon the exercise thereof, in accordance with the terms of this Agreement, subject to modification and adjustment as provided in Paragraph 9 of this Agreement, such number of shares of Common Stock as is set forth on the certificate representing the Warrants.
                  (b) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants initially issuable pursuant to the Underwriting Agreement shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or Chairman or a Vice President and by its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent.
                  (c) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing the shares of Common Stock issuable upon the exercise of Warrants in accordance with this Agreement.
                  (d) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder or otherwise issuable pursuant to the Underwriting Agreement, including those issuable in exchange for certain outstanding warrants, (ii) those issued on or after the date of this Agreement, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Paragraph 6 of this Agreement, (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Paragraph 7 of this Agreement, (v) those issued pursuant to the Representatives' Option, and (vi) at the option of the Company, in such form as may be approved by the Board of Directors, to reflect any adjustment or change in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to Paragraph 9 of this Agreement.

In addition, at the discretion of the Company, the Company may authorize the issuance of additional Warrants, which shall be subject to the provisions of this Agreement.
               3. Form and Execution of Warrant Certificates.
                  (a) The Warrant Certificates for the Warrants shall be substantially in the form annexed as Exhibit A to this Agreement, (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage or to the requirements of Paragraph 2(b) of this Agreement. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer or exchange in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrant Certificates shall be numbered serially with the letter M or other letters acceptable to the Company and the Warrant Agent.
                  (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed the Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Paragraph 4 of this Agreement.
               4. Exercise. Each Warrant may be exercised by the Registered Holder thereof at any time after the issuance thereof, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrant. Promptly following, and in any event within five (5) days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a certificate for any remaining unexercised Warrants of the Registered Holder) unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Purchase Price pursuant to such Warrants. Notwithstanding the foregoing, in the case of payment made in the form of a check drawn on an account of the Representatives or such other investment banks and brokerage houses as the Company shall approve in writing to the Warrant Agent, by the Representatives or such other investment bank or brokerage house, certificates shall immediately be issued without prior notice to the Company or any delay. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant (the "Warrant Proceeds") to the Company or as the Company may direct in writing.
               5. Reservation of Shares; Listing; Payment of Taxes.
                  (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares shall, at the time of delivery in accordance with this Agreement, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge), and that upon issuance such shares shall be listed on each national securities exchange or eligible for inclusion in each automated quotation system, if any, on which the other shares of outstanding Common Stock of the Company are then listed or eligible for inclusion.
                  (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any Federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.
                  (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.
                  (d) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants.
               6. Exchange and Registration of Transfer.
                  (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions of this Agreement, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.
                  (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.
                  (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

                  (d) A reasonable service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchanges, registration or transfer of Warrant Certificates.
                  (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or, with the prior written consent of the Representatives, disposed of or destroyed, at the direction of the Company.
                  (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.
                  (g) Notwithstanding any other provisions of this Agreement, no Warrants issued upon exercise of the Unit Purchase Option and no shares of Common Stock issuable upon exercise of such Warrants may be sold, transferred, assigned or hypothecated for a period of one year from the Effective Date except to the officers of the Representatives or to selling group members or officers or partners thereof, all of whom shall be bound by such restrictions. Until the expiration of such one-year period, Warrant Certificates and stock certificates shall be marked with a legend referring to such restriction.
               7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

               8. Redemption.
                  (a) Commencing twelve (12) months from the Effective Date or earlier with the consent of the Representatives, the Company shall have the right, on not less than thirty (30) nor more than sixty (60) days notice given prior to the Redemption Date, as hereinafter defined, at any time to redeem the then outstanding Warrants at the Redemption Price, provided that the Market Price of the Common Stock shall equal or exceed the "Target Price" with respect to the class of Warrants as to which the Company is exercising its right of redemption. The "Target Price" shall mean one hundred fifty percent (150%) of the Purchase Price with respect to the applicable class of Warrants. Market Price for the purpose of this Paragraph 8 shall mean, if the Common Stock is listed on the Nasdaq Stock Market or the New York or American Stock Exchange, the average last reported sales price (or, if no sale is reported on any such trading day, the average of the closing bid and asked prices) on the principal market for the Common Stock or, if the Common Stock is not so listed or traded, the average of the last reported bid prices of the Common Stock, during the twenty (20) day period ending within three (3) days of the date the Warrants are called for redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, not later than five (5) business days (or such longer period to which the Representatives may consent) after the date the Warrants are called for redemption. All Warrants of any class of Warrants must be redeemed if any Warrants of such class are redeemed.
                  (b) If the conditions set forth in Paragraph 8(a) of this Agreement are met, and the Company desires to exercise its right to redeem the Warrants, it shall request the Representatives or the Warrant Agent to mail the notice of redemption referred to in said Paragraph 8(a) to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not earlier than the sixtieth (60th) day nor later than the thirtieth (30th) day before the date fixed for redemption, at their last addresses as shall appear on the records maintained pursuant to Paragraph 6(b) of this Agreement. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. The Warrant Agent agrees to mail such notice if requested by the Company or the Representatives.
                  (c) The notice of redemption shall specify (i) the Redemption Price, (ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the redemption price to be paid, and (iv) that the right to exercise the Warrants shall terminate at 5:00 p.m. (New York City time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (A) to whom notice was not mailed, or (B) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of either of the Representatives or the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
                  (d) If either class of Warrant shall have been redeemed, any right to exercise a Warrant of such class shall terminate at 5:00 p.m. (New York City time) on the business day immediately preceding the Redemption Date. After such time, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price without interest, subject to the provisions of applicable laws relating to the treatment of abandoned property. In the event that the Warrants or the Warrant Shares shall not be subject to a current and effective registration statement under the Securities Act of 1933, as amended, at any time subsequent to the date the Warrants are called for redemption, the notice of redemption shall not be effective and shall be deemed for all purposes not to have been given. Nothing in the preceding sentence shall be construed to prohibit or restrict the Company from thereafter calling the Warrants for redemption in the manner provided for, and subject to the provisions of, this Paragraph 8.
                  (e) From and after the Redemption Date with respect to the Warrants, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.
                  (f) Notwithstanding any other provision of this Agreement, the Company shall not call the Warrants for redemption unless there is, at the time the Warrants are called for redemption, a current and effective registration statement or a post-effective amendment to the registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants.
                  (g) In the event that the Representatives' Option is exercised at a time subsequent to the redemption of the Warrants but prior to the Warrant Expiration Date, as defined in Paragraph 1(j) of this Agreement, then, notwithstanding any other provisions of this Agreement, the Warrants issued upon such exercise may be redeemed by the Company at any time after issuance.

               9. Adjustment of Exercise Price and Number of Securities Issuable upon Exercise of Warrants.
                  (a) In case the Company shall, at any time or from time to time after the date of this Agreement, pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, subdivide or reclassify its outstanding Common Stock into a greater number of shares, or combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a combination of shares or reverse split, the Purchase Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph 9(a) shall occur.
                  (b) In case the Company shall, at any time or from time to time after the date of this Agreement, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Paragraph 9(e) of this Agreement) on the record date mentioned below, the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants, the Purchase Price shall be readjusted to the Purchase Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.
                  (c) In case the Company shall, at any time or from time to time after the date hereof, distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Paragraph 9(a) of this Agreement) or subscription rights or warrants (excluding those referred to in Paragraph 9(b) of this Agreement), then in each such case the Purchase Price in effect thereafter shall be determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Paragraph 9(e) of this Agreement), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of shares or Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.
                  (d) Whenever the Purchase Price payable upon exercise of each Warrant is adjusted pursuant to Paragraphs 9(a), (b) or (c) of this Agreement, the number of shares of Common Stock purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of shares issuable upon exercise of each Warrant in effect on the date thereof by the Purchase Price in effect on the date thereof and dividing the product so obtained by the Purchase Price, as adjusted.
                  (e) For the purpose of any computation pursuant to Paragraphs 9(b) and (c) of this Agreement, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for thirty (30) consecutive business days commencing fifteen (15) business days before such date. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, if the Common Stock is admitted to trading or listing on the New York or American Stock Exchange or on The Nasdaq Stock Market if included in such system or if not listed or admitted to trading on such exchange or system, the average of the highest bid and lowest asked prices as reported by Nasdaq, or the National Quotation Bureau, Inc. or another similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors of the Company.
                  (f) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Paragraph 9(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 9 shall be made to the nearest cent or to the nearest one-tenth of a share, as the case may be. Anything in this Paragraph 9 to the contrary notwithstanding, the Company may, upon notice to the record holders of the Warrants, in its sole discretion, reduce the Purchase Price of the Warrants, and, if such reduction is not otherwise required by this Paragraph 9, such reduction (i) will not, unless the Board of Directors otherwise determines, result in any change in the number or class of shares of Common Stock issuable upon exercise of such Warrants, and (ii) may be of limited duration, in which event the reduction in Purchase Price shall not apply to any Warrants exercised after the expiration of the time during which the reduced Purchase Price is in effect.
                  (g) The Company may retain a firm of independent public accountants (who may be the regular accountants employed by the Company) of recognized standing selected by the Board of Directors of the Company to make any computation required by this Paragraph 9, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.
                  (h) In the event that at any time, as a result of an adjustment made pursuant to Paragraph 9(a) of this Agreement, the holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Paragraphs 9(a) to (f), inclusive, of this Agreement.
                  (i) The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record and each Warrant issuable upon exercise of the Representatives' Option prior to such adjustment of the number of Warrants shall become that number of Warrants or an Representatives' Option to purchase that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Paragraph 9, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Paragraph 10 of this Agreement, the number of additional Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Holder shall be entitled after such adjustment. With respect to the Representative's Option, the Company shall give the registered holders of the Representative's Option notice as to the number of Warrants issuable in respect of such Representative's Option reflecting such adjustment. Any Warrants or notice to registered holders of Representative's Option may be mailed by the Warrant Agent or by first class mail, postage prepaid.
                  (j) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 9. The Company shall not effect any such consolidation, merger or sale unless, prior to or simultaneously with the consummation thereof, the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that, as a result of any merger, consolidation or similar transaction, all of the holders of Common Stock receive and are entitled to receive no consideration other than cash in respect of their shares of Common Stock, then, at the effective time of the transaction, the rights to purchase Common Stock pursuant to the Warrants shall terminate, and the holders of the Warrants shall, notwithstanding any other provisions of this Agreement or the Warrants, receive in respect of each Warrant to purchase one (1) share of Common Stock, upon presentation of the Warrant Certificate, the amount by which the consideration per share of Common Stock payable to the holders of Common Stock at such effective time exceeds the Purchase Price in effect on such effective date, without giving effect to the transaction. In the event that, subsequent to the effective time, additional cash or other consideration is payable to the holders of Common Stock of record as of the effective time, the same consideration shall be payable to the holders of the Warrants to the extent that the total cash then received by the holders of Common Stock exceeds the Purchase Price in effect at such effective date, without giving effect to the transaction, with the same effect as if the Warrants had been exercised on and as of such effective time. In the event of any merger, consolidation, sale or lease of substantially all of the Company's assets or reorganization whereby the Company is not the surviving corporation, in lieu of the foregoing provisions of this Paragraph 9(j), the Company may provide in the agreement relating to the transaction that each Warrant shall become, be converted into or be exchanged for, such securities of the surviving or acquiring corporation or other entity as has a value equal to the value of the Warrants (which shall not exceed the amount by which the consideration to be received per share of Common Stock (valued on such date as the Company's Board of Directors shall determine) exceeds the exercise price of the Warrant), the value of the Warrants and securities being issued in exchange therefor to be determined by the Company's Board of Directors, such determination to be final, binding and conclusive on the Company and the holders of the Warrants. In the event that, in such a transaction, the value of the consideration to be received per share of Common Stock is not greater than the exercise price of the Warrants, the Warrants shall terminate and no consideration will be paid with respect thereof.
                  (k) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Paragraphs 2(e) and 9(i) of this Agreement, continue to express the Purchase Price per share, the number of shares purchasable thereunder and the Redemption Price therefor as to the Purchase Price per share, and the number of shares purchasable and the Redemption Price therefore were expressed in the Warrant Certificates when the same were originally issued.
                  (l) After any adjustment of the Purchase Price pursuant to this Paragraph 9, the Company will promptly prepare a certificate signed by the Chairman, President, Vice President or Treasurer, of the Company setting forth:
(i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by first class mail to each Representative and to each registered holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, constitute prima facie evidence of the facts stated therein.
                  (m) As used in this Paragraph 9, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the Effective Date and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the Effective Date or, in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Paragraph 9(j) of this Agreement, the stock, securities or property provided for in such section or, in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.
                  (n) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to this Paragraph 9, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the warrants and the Company if made in good faith by the Board of Directors of the Company.

                  (o) In lieu of an adjustment pursuant to Paragraph 9(b) of this Agreement, if the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase Common Stock or securities convertible into or exchangeable for or carrying a right or warrant to purchase Common Stock, the Company may concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights or warrants to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights or warrants being granted by the Company, the Registered Holder were the holder of record of the number of whole shares of Common Stock then issuable upon exercise of his Warrants. If the Company exercises such right no adjustment which otherwise might be called for pursuant to said Paragraph 9(b) shall be made.
               10. Fractional Warrants and Fractional Shares. If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Paragraph 9 of this Agreement, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company, at its option, shall either issue a whole share in lieu of such fractional share or pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:
                  (a) If the Common Stock is listed on the New York or American Stock Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market, the current value shall be the reported last sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or
                  (b) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the last reported bid price reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or
                  (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.
               11. Warrant Holders Not Deemed Stockholders. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained in this Agreement be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof
               12. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provide in the Warrant Certificate and this Agreement.
               13. Agreement of Warrant Holders. Every holder of a Warrant, by his acceptance of the Warrants, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:
                  (a) The warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and
                  (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Paragraph 6 of this Agreement.
               14. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired.
               15. Concerning the Warrant Agent.
                   (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions of this Agreement. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the

Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.
                  (b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.
                  (c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.
                  (d) Any notice, statement, instrument, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary, unless other evidence in respect thereof is specifically prescribed in this Agreement. The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.
                  (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and hold it harmless against any and all costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.
                  (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after giving thirty (30) days' prior written notice to the Company. At least fifteen
(15) days prior to the date such resignation is to become effective, the Warrant

Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such under this Agreement, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of fifteen (15) days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason, it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.
                  (g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.
                  (h) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.
               16. Modification of Agreement. The Warrant Agent and the Company may, by supplemental agreement, make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than fifty percent (50%) of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law; and provided, further, that Paragraphs 4(b) and 4(c) may not be modified or amended without the consent of the Representatives.
               17. Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and, unless otherwise expressly provided in this Agreement, delivered personally or sent by overnight courier or messenger against receipt thereof or sent by registered or certified mail (air mail if overseas), return receipt requested, or by facsimile transmission or similar means of communication. Notices sent by facsimile transmission or similar means of communication shall be confirmed by acknowledged receipt or by registered or certified mail, return receipt requested. Notices shall be deemed to have been received on the date of personal delivery or telecopy or, if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. Notices shall be sent to the Registered Holders at their respective addresses on the Warrant Agent's warrant register, to the Company at 95 Parker Street, Newburyport, MA 01950, telecopier (978) 499-0221, Attention:
Richard F. Noll, President and Chief Executive Officer, and to the Warrant Agent
at its Corporate Office, telecopier (  )          . Either party may, by like
notice, change the address, person or telecopier number to which notice should be given.
               18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered and to be performed wholly within such State, without regard to principles of conflicts of laws. The parties hereby (a) irrevocably consent and agree that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in any Federal or state court situated in New York County, New York, (b) irrevocably submit to and accept, with respect to their respective properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, and (c) agree that any process in any action commenced in such court under this Agreement may be served upon such party personally, by certified or registered mail, return receipt requested, or by overnight courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon such party in New York City, in addition to any other method of service permitted by law.
               19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.
               20. Termination. This Agreement shall terminate at the close of business on the Expiration Date of all the Warrants or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it, and the provisions of Paragraph 15 of this Agreement shall survive any such termination.
               21. Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.
               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   ACTIVEWORLDS.COM, INC.


                                   By:_______________________________________
                                         Richard F. Noll, President and CEO


                                   __________________________________________


                                   By:_______________________________
                                                 , Authorized Officer

                                                                       EXHIBIT A

                      [FORM OF FACE OF WARRANT CERTIFICATE]



No. A-                                                     Warrant to Purchase
                                                               -----------
                                                          Shares of Common Stock

           Void after             , 2005 (or earlier upon redemption).

                              ACTIVEWORLDS.COM, INC

                SERIES B REDEEMABLE COMMON STOCK PURCHASE WARRANT

         This certifies that FOR VALUE RECEIVED                            or
registered assigns (the "Registered Holder") is the owner of the number of Series B Redeemable Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one (1) fully paid and nonassessable share of Common Stock, par value $.001 per share ("Common Stock"), of Activeworlds.com, Inc., a Delaware corporation (the "Company"), at any time during the period commencing with the issuance of this Warrant and ending on the Expiration Date, as hereinafter defined, by delivery of this Warrant, with the Subscription Form on the reverse hereof duly executed, at the corporate office of
                          , as Warrant Agent, or its successor (the "Warrant
Agent"), accompanied by payment of $               , subject to adjustment as
provided in the Warrant Agreement (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the order of the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of
      , 2000, by and between the Company and the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificates or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Expiration Date" shall mean 5:00 P.M. (New York City time)
on            , 2005 or earlier upon redemption as hereinafter provided. If such date shall in the State of New York be a holiday or a day on which the banks are authorized or required to close, then the Expiration Date shall mean 5:00 P.M. (New York City time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized or required to close. Under certain circumstances as provided in the Warrant Agreement, the period during which the Warrant may be exercised may be extended.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its commercially reasonably efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon payment by the Registered Holder of any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Commencing    , 2000, or earlier as provided in the Warrant Agreement,
this Warrant may be redeemed at the option of the Company, at a redemption price of $.10 per Warrant at any time, provided the average market price for the Common Stock issuable upon exercise of such Warrant shall equal or exceed 150% of the Purchase Price for the twenty day period ending within three days of the date the Warrants are called for redemption. Notice of redemption shall be given not earlier than the thirtieth (30th) nor later than the sixtieth (60th) day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after 5:00 P.M. (New York City time) on the business day immediately preceding the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Certificate. This Warrant may only be called for redemption if, on the date the Warrant is called for redemption, the issuance of the shares of Common Stock upon exercise of this Warrant is subject to a current and effective registration statement.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to principles of conflicts of laws.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                                  ACTIVEWORLDS.COM, INC.


Dated:_____________                               By:_________________________



                                                  By:_________________________

Countersigned:

____________________________                      [Seal]
  as Warrant Agent


By:_______________________________
       Authorized Officer

                             ACTIVEWORLDS.COM, INC.

                                SUBSCRIPTION FORM

      To Be Executed by the Registered Holder in Order to Exercise Warrants

         THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise______________ Warrants represented by this Warrant Certificate to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                     (please print or type name and address)



Please insert Social Security
or other identifying number

______________________________

and be delivered to

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                     (please print or type name and address)


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Date:__________________________     X__________________________________________

                                    ___________________________________________

                                    ___________________________________________

                                    ___________________________________________
                                    Address

                                    ___________________________________________
                                    Taxpayer Identification Number

                                    ___________________________________________
                                    Signature Medallion Guaranteed

                                   ASSIGNMENT

       To Be Executed by the Registered Holder in Order to Assign Warrants

         FOR VALUE RECEIVED, ___________________________________________________
hereby sells, assigns and transfers onto

Please insert social security
or other identifying number

_____________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                     (please print or type name and address)


______________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _________________

_______________________________________________________________________Attorney
to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Date:________________________________    X_____________________________________
                                            Signature Medallion Guaranteed

                                         ______________________________________


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934) WHICH MAY INCLUDE A COMMERCIAL BANK OR TRUST COMPANY, SAVINGS ASSOCIATION, CREDIT UNION OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE